Exhibit 10.10

CWP/LMS/kt

09/25/09

FOURTH LEASE AMENDMENT

THIS FOURTH LEASE AMENDMENT (the “Fourth Amendment”) is executed this 7th day of October, 2009, by and between DUGAN FINANCING, LLC, a Delaware limited liability company (“Landlord”), and GAIAM, INC., a Colorado corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Duke-Weeks Realty Limited Partnership, as predecessor in interest to Landlord, and Tenant entered into a certain lease dated December 16,1999, as amended April 12, 2000, October 5, 2005 and January 25, 2008 (collectively, the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 208,120 rentable square feet of space (the “Leased Premises”) in a building commonly known as World Park at Union Centre, Building No. 8, located at 9107 Meridian Way, Cincinnati, Ohio 45069; and

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.                               Incorporation of Recitals. The above recitals are hereby incorporated into this Fourth Amendment as if fully set forth herein.

2.                               Extension of Lease Term. The Lease Term is hereby extended through June 30, 2013.

3.                               Amendment of Section 1.01. Basic Lease Provisions and Definitions. Commencing October 1, 2009, Section 1.01 of the Lease is hereby amended by deleting subsections D, E, G and K and substituting the following in lieu thereof:

“D.                      Minimum Annual Rent:

October 1, 2009 – June 30, 2011	$520,299.96 per year
July 1, 2011 – June 30, 2012	$534,868.44 per year
July 1, 2012 – June 30, 2013	$551,517.96 per year.

E.                              Monthly Rental Installments:

October 1, 2009 – June 30, 2011	$ 43,358.33 per month
July 1, 2011 – June 30, 2012	$ 44,572.37 per month
July 1, 2012 – June 30, 2013	$ 45,959.83 per month.

G.                             Lease Term: Through June 30, 2013.

K.                            Broker: Duke Realty Services, LLC representing Landlord and Colliers Turley Martin Tucker representing Tenant.”

4.                              Amendment of Section 9.02. Tenant’s Insurance. Commencing on October 1,2009, Section 9.02 of the Lease is hereby amended by incorporating the following as Subparagraph E:

“E.                                         Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.”

5.                              Amendment of Section 16.18. Patriot Act. Section 16.18 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Section 16.18. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control, and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.”

6.                              Amendment of Section 16.17. Option to Extend. Section 16.17 of the Lease is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“Section 16.17. Options to Extend.

(a)                                            Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of three (3) years each (the “Extension Term(s)”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by (i) delivering to Landlord, no later than eight (8) months prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension

Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)                                          Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.”

7.                               Incorporation of Section 16.19. Right of First Refusal. The following is hereby incorporated as Section 16.19 of the Lease:

“Section 16.19. Right of First Refusal.

(a)                                           Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an on-going right of first refusal (“Refusal Option”) to lease additional space in the Building located contiguous to the Leased Premises as shown crosshatched on the attached Exhibit D (“Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms-length offer to lease such space that is mutually agreeable to Landlord and such bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have three (3) business days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party. In the event Landlord and the bona fide offeror do not enter into a lease for the Refusal Space, Landlord shall use commercially reasonable efforts to notify Tenant of the same. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein.

(b)                             If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror.

(c)                              If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Bona Fide Offer within one hundred eighty (180) days after Tenant declines or fails to exercise this Refusal Option, or if Landlord desires to materially alter or modify the terms and conditions of the Bona Fide Offer, Landlord shall be required to present the altered or modified Bona Fide Offer to Tenant pursuant to this Refusal Option, in the same manner that the original Bona Fide Offer was submitted to Tenant.”

8.                                   Broker. Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord, and Colliers Turley Martin Tucker representing Tenant, no other real estate broker or brokers were involved in the negotiation and execution of this Fourth Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

9.                                   Tenant’s Representations and Warranties.

(a)                              Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Fourth Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                             Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Fourth Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

10.                             Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

11.                             Definitions. Except as otherwise provided herein, the capitalized terms used in this Fourth Amendment shall have the definitions set forth in the Lease.

12.                             Incorporation. This Fourth Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN FINANCING LLC,
a Delaware limited liability company

By:	Dugan Realty, L.L.C., its sole member

	By:	Duke Realty Limited Partnership, its manager

		By:	Duke Realty Corporation, its general partner

			By:	/s/ Jon C. Burger
Jon C. Burger
Senior Vice President
Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, the general partner of Duke Realty Limited Partnership, the manager of Dugan Realty, L.L.C., the sole member of Dugan Financing LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing “Fourth Lease Amendment” on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 7th day of October, 2009.

ROSE ANDRIACCO
Notary Public, State of Ohio	/s/ Rose Andriacco
My Commission Expires March 8, 2010	Notary Public

Printed Signature

My Commission Expires:

My County of Residence:	Clermont

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

TENANT:

GAIAM, INC.,
a Colorado corporation

By:	/s/ Mark Lipien

Printed:	Mark Lipien

Title:	VP

STATE OF COLORADO	)
) SS:
COUNTY OF BOULDER	)

Before me, a Notary Public in and for said County and State, personally appeared Mark Lipien, by me known and by me known to be the VP of Gaiam, Inc., a Colorado corporation, who acknowledged the execution of the foregoing “Fourth Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 5th day of October, 2009.

/s/ Chelli Lalik
Notary Public

Chelli Lalik
Printed Signature

My Commission Expires:	4-25-2012

My County of Residence:	Jefferson

EXHIBIT D

REFUSAL SPACE

SUITE 9109
ALSIDE SUPPLY
54,180 SF
SUITE 9111
HARMON
78,260 SF
BATTERY CHARGING AREA
SUITE 9107
GAIAM
208,120 SF
FLOOR PLAN
NTS

BASE SHEET
SCALE: NTS
1/30/07

BUILDING 8

WORLD PARK AT UNION CENTRE

Duke
REALTY CORPORATION
4555 Lake Forest Drive
Suite 400
Cincinnati, OH 45242

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